UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 20, 2004

Systems Management Solutions, Inc. (Name of small business issuer in its charter)	Nevada (State or other jurisdiction of incorporation or organization)
88-046047 (I.R.S. Employer Identification No.)	7550 IH-10 West, 14th Floor, San Antonio, Texas (Address of principal executive offices)
Issuer's telephone number: (210) 541-7133	78259 (Zip Code)

Former Name or address if changed since last report:  Supreme Holdings, Inc.

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Table of Contents

Item 5 Other Events	3
Sinatuares	4

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ITEM 5:  Other Events

On, July 14, 2004 at the annual meeting of shareholders held in San Antonio, Texas at 2:00 pm the shareholders voted and approved the Company name change from Supreme Holdings, Inc. to Systems Management Solutions, Inc.  The Company name change was filed on August 12, 2004 with the State of Nevada. The change has been reflected in the registrant’s Amended Restated Articles of Incorporation and becomes effective August 20, 2004 and its new symbol is SMSN.

 The meeting was called in the manner prescribed by law and the by-laws of the corporation, and the Notice of Meeting along with the proxy statement for the Notice of Meeting was mailed on or around July 1, 2004 to each stockholder of record entitled to vote at the meeting.  The Company’s Amended Restated Articles of Incorporation were filed with form DEF 14A on June 29, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Systems Management Solutions, Inc.

By: /s/ Jim Karlak
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Jim Karlak

President

August 20, 2004

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